EXHIBIT 21.1

SUBSIDIARIES OF THE COMPANY

PainCare, Inc.

PainCare Management Services, Inc.

Caperian, Inc.

PainCare Surgery Centers, Inc.

PainCare Surgery Centers I, Inc.

PainCare Surgery Centers II, Inc.

PainCare Surgery Centers III, Inc.

Advanced Orthopaedics of South Florida II, Inc.

Rothbart Pain Management Clinic

Pain and Rehabilitation Network, Inc.

Medical Rehabilitation Specialists II, Inc.

PainCare Acquisition Company V, Inc.

PainCare Acquisition Company VI, Inc.

PainCare Acquisition Company VIII, Inc. d/b/a Bone and Joint Surgical Clinic

Health Care Center of Tampa, Inc.

PainCare Acquisition Company IX, Inc.

PainCare Acquisition Company X, Inc.

PainCare Acquisition Company XI, Inc.

Georgia Surgical Centers, Inc.

PainCare Acquisition Company XII, Inc.

PainCare Acquisition Company XIII, Inc.

Benjamin Zolper, M.D., Inc.

PainCare Acquisition Company XV, Inc.

PainCare Acquisition Company XVII, Inc.

PainCare Acquisition Company XVIII, Inc.

PainCare Acquisition Company XIX, Inc.

PainCare Acquisition Company XX, Inc.

PainCare Acquisition Company XXI, Inc.

PainCare Acquisition Company XXII, Inc.

PainCare Acquisition Company XXIII, Inc.

PainCare Acquisition Company XXIV, Inc.

PainCare Acquisition Company XXV, Inc.

PainCare Acquisition Company XXVI, Inc.

PainCare Acquisition Company XXVII, Inc.

PainCare Acquisition Company XXVIII, Inc.

PainCare Acquisition Company XXIX, Inc.

PainCare Acquisition Company XXX, Inc.

PainCare Reorganization Corp I Inc.

PainCare Reorganization Corp II Inc.

PainCare	Reorganization Corp III Inc.
PainCare	Reorganization Corp IV Inc.
PainCare	Reorganization Corp V Inc.
PainCare	Reorganization Corp VI Inc.

PainCare Neuromonitoring I, Inc.

PainCare Intraoperative Services, Inc.